As filed with the Securities and Exchange Commission on November 21, 2000
                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             WINN-DIXIE STORES, INC.
             (Exact name of registrant as specified in its charter)

                  Florida                                  59-0514290
 (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                      Identification No.)

              5050 Edgewood Court, Jacksonville, Florida 32254-3699
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (904) 783-5000


                       WINN-DIXIE STOCK PLAN FOR DIRECTORS
                            (Full title of the plan)

                               E. Ellis Zahra, Jr.
                    Senior Vice President and General Counsel
                             Winn-Dixie Stores, Inc.
                           Box B, General Mail Center
                        Jacksonville, Florida 32203-0297
                                 (904) 783-5000
            (Name, address and telephone number of agent for service)
                             -----------------------
                                   Copies to:

                                 Linda Y. Kelso
                                 Foley & Lardner
                                200 Laura Street
                           Jacksonville, Florida 32202
                             -----------------------
                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Title of Securities           Amount to               Proposed               Proposed               Amount of
    to be Registered         be Registered(1)       Maximum Offering       Maximum Aggregate        Registration
                                                    Price Per Share(2)      Offering Price(2)            Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common Stock, $1.00          500,000 shares              $20.72               $10,360,000             $2,735.04
par value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

1 Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions of such Plan.

2 Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, an amended, the registration fee for the 500,000 shares covered by this registration statement and reserved for future grants under the plan has been calculated on the basis of $20.72 per share, the average of the high and low prices of the registrant's common stock as reported on the New York Stock Exchange on November 15, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act of 1933") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
-------           ---------------------------------------

         The following documents previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, under Commission File Number 1-3657 are hereby incorporated by reference in this Registration Statement.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 2000, which sets forth the Registrant's audited consolidated financial statements and schedules for such fiscal year.

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 20, 2000, filed October 24, 2000.

     (c) Description of the Registrant's Common Stock as set forth in the Registration Statement on Form 10 dated January 18, 1952, as amended by that Form 8 filed on August 15, 1991.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.           Description of Securities.
-------           -------------------------

                  Not Applicable

Item 5.           Interests of Named Experts and Counsel.
---------         --------------------------------------

                  Not Applicable

Item 6.           Indemnification of Directors and Officers.
---------         -----------------------------------------

         Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article XIV of the Registrant's By-Laws provides for indemnification of directors, officers, employees and agents of the Registrant to the fullest extent permitted by law for actions taken in good faith and in a manner reasonably believed to be in the best interests of the Registrant (and, in the case of an adjudication of liability in a proceeding by or in the right of the Registrant, if a court of competent jurisdiction determines that indemnification is fair and reasonable). Such indemnification must be authorized upon a determination that the applicable standard of conduct prescribed by the Florida Statutes was met, by (i) majority vote of a quorum of the Registrant's directors who were not parties to the proceeding, (ii) by a majority vote of shareholders,
(iii) by a majority vote of a committee appointed by the Registrant's directors comprised of two or more directors who were not parties to the proceeding, or
(iv) by independent legal counsel selected by majority vote of (a) a quorum of the Registrant's directors who were not parties to the proceeding, (b) a committee appointed by the Registrant's directors comprised of two or more directors who were not parties to the proceeding or (c) the full board of directors, including directors parties to the proceeding. Such indemnification may also be ordered by a court of competent jurisdiction upon application of the director, officer, employee or agent seeking such indemnification.

         Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted by the foregoing, or otherwise, the Registrant understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

         The Registrant maintains officers' and directors' indemnity insurance up to $25 million limits covering claims made against an officer or director for reason of actual or asserted wrongful act (meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted) and $5 million deductible on amounts reimbursable to the Registrant.

Item 7.           Exemption from Registration Claimed.
---------         -----------------------------------

                  Not Applicable

Item 8.           Exhibits.
---------         --------

         Exhibits required to be filed with the Registration Statement are listed in the following Exhibit Index appearing on page 8. Exhibits that have been previously filed with the Commission are designated by reference to their exhibit number in prior filings and are hereby incorporated herein by reference and made a part hereof.

Item 9.           Undertakings.
-------           ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the latest annual report to shareholders that is incorporated in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement for such indemnification, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 17 day of November, 2000.

                                                         WINN-DIXIE STORES, INC.
                                                               (Registrant)

                                                          A. DANO DAVIS
                                                        -----------------
                                                          A. Dano Davis
                                                       Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


(Signature)                       (Title)                           (Date)
-----------                        -----                             ----


A. DANO DAVIS              Chairman of the Board               November 17, 2000
-------------------
A. Dano Davis

ALLEN R. ROWLAND          President, Chief Executive           November 17, 2000
-------------------             Officer and
Allen R. Rowland                 Director
                          (Principal Executive Officer)
RICHARD P. MCCOOK         Senior Vice President and Chief      November 17, 2000
-------------------
Richard P. McCook            Financial Officer
                           (Principal Financial Officer)

D. MICHAEL BYRUM              Controller and Chief             November 17, 2000
-------------------            Accounting Officer
D. Michael Byrum          (Principal Accounting Officer)


ARMANDO M. CODINA                   Director                   November 17, 2000
-------------------
Armando M. Codina

T. WAYNE DAVIS, JR.                 Director                   November 17, 2000
-------------------
T. Wayne Davis, Jr.

RADFORD D. LOVETT                   Director                   November 17, 2000
-------------------
Radford D. Lovett

JULIA B. NORTH                      Director                   November 17, 2000
-------------------
Julia B. North

CARLETON T. RIDER                   Director                   November 17, 2000
-------------------
Carleton T. Rider

CHARLES P. STEPHENS                 Director                   November 17, 2000
-------------------
Charles P. Stephens

RONALD TOWNSEND                     Director                   November 17, 2000
-------------------
Ronald Townsend

                                  EXHIBIT INDEX

Exhibit
Number                          Description of Exhibit                        Incorporated by Reference From

4.1                Restated Articles of Incorporation as filed with   Previously filed as Exhibit 3.1 to Form 10-K
                   the Secretary of State of Florida                  for the year ended June 30, 1993, which
                                                                      Exhibit is herein incorporated by reference.

4.1.1              Amendment adopted October 7, 1992, to Restated     Previously filed as Exhibit 3.1.1 to Form 10-K
                   Articles of Incorporation.                         for the year ended June 30, 1993, which
                                                                      Exhibit is herein incorporated by reference.

4.1.2              Amendment adopted October 5, 1994, to Restated     Previously filed as Exhibit 3.1.2 to Form 10-Q
                   Articles of Incorporation.                         for the quarter ended January 11, 1995, which
                                                                      Exhibit is herein incorporated by reference.

4.1.3              Amendment adopted October 1, 1997, to Restated     Previously filed as Exhibit 3.1.3 to Form 10-Q
                   Articles of Incorporation.                         for the quarter ended September 17, 1997,
                                                                      which Exhibit is herein incorporated by
                                                                      reference.

4.2                Restated By-Laws of the Registrant as amended      Previously filed as Exhibit 3.2 to Form 10-K
                   through June 15, 2000.                             for the year ended June 28, 2000, which
                                                                      Exhibit is herein incorporated by reference.

4.3                Stock Plan for Directors                           Previously filed as Exhibit 10.8 to Form 10-Q
                                                                      for the quarter ended September 20, 2000,
                                                                      which Exhibit is incorporated herein by
                                                                      reference
5.1                Opinion of Foley & Lardner

23.1               Consent of KPMG LLP

23.2               Consent of Foley & Lardner (included in Exhibit
                   5.1)

